Exhibit 10.1

THIS CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE COMPANY AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY TO THE EFFECT THAT ANY SALE OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

BATTERY FUTURE ACQUISITION CORP.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: Not to Exceed $150,000 in the aggregate	Dated as of December 20, 2023
(See Schedule A)

FOR VALUE RECEIVED and subject to the terms and conditions set forth herein, Battery Future Acquisition Corp. (the “Maker”) promises to pay to the order of Pala Investments Limited, a Jersey limited liability company (the “Payee”) the principal balance as set forth on Schedule A hereto, plus any interest accrued thereon in accordance with Section 3 hereof, or such lesser amount as shall have been advanced by Payee to Maker and shall remain unpaid under this Note on the Maturity Date (as defined below), in lawful money of the United States of America; which schedule shall be updated from time to time by the parties hereto to reflect all advances and readvances outstanding under this Note; provided that at no time shall the aggregate of all advances and readvances outstanding under this Note exceed $150,000. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Definitions. The following definitions shall apply for all purposes of this Note:

“Business Combination” means a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Maker and one or more businesses.

“Claim” has the meaning set forth in Section 16 hereof.

“Conversion Price” has the meaning set forth in Section 8 hereof.

“Event of Default” has the meaning set forth in Section 7 hereof.

“IPO” has the meaning set forth in Section 8 hereof.

“Letter Agreement “has the meaning set forth in Section 19 hereof.

“Maker” has the meaning set forth in the recitals hereof.

“Maturity Date” means the earlier of (i) the date on which the Business Combination is consummated and (ii) the Maker’s liquidation.

“Note” means this Convertible Promissory Note.

“Outstanding Amount” means, as of any given date, the sum of the then-outstanding principal amount of, plus, only in the case of Working Capital Loans, any accrued but unpaid interest on, this Note.

“Payee” has the meaning set forth in the recitals hereof.

“Permitted Transfer” has the meaning set forth in Section 19 hereof.

“Private Placement Warrants” has the meaning set forth in Section 8 hereof.

“Warrants” has the meaning set forth in Section 8 hereof.

“Working Capital Loans” has the meaning set forth in Section 2 hereof.

“Working Capital Outstanding Amount” has the meaning set forth in Section 8(c) hereof.

2. Principal. If this Note has not been previously converted (as provided in Section 8 below), then on the Maturity Date, all unpaid principal and interest under this Note shall be due and payable in full, unless accelerated upon the occurrence of an Event of Default (as defined above). Maker and Payee agree that Maker may request, from time to time, up to $150,000 in advances under this Note to be used for the Maker’s working capital purposes (such loans being “Working Capital Loans”), as evidenced on Schedule A hereto. Each request for an advance shall be made prior to the Maturity Date and upon written request from Maker to Payee as set forth in Schedule A. The maximum principal amount of advances outstanding under this Note at any time may not exceed $150,000.

3. Interest. Interest shall accrue from the date of this Note on any and all then-outstanding principal balance of Working Capital Loans (as evidenced by Schedule A hereto and as updated from time to time) at a rate equal to ten percent (10.00%) per annum, compounded annually.

4. Prepayment. Any outstanding principal amount to date under this Note may be prepaid at any time by the Maker, at its election and without penalty; provided, however, that Payee shall have a right to first convert such principal balance pursuant to Section 8 below upon notice of such prepayment.

5. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of and interest accrued on this Note.

6. Gross-up. The Maker hereby waives diligence, presentment, demand, protest or notice of any kind in connection with this Note. All payments under this Note to the Payee, including any principal and interest payments, shall be made free and clear of, and without deduction or withholding for, or on account of, any present or future taxes unless such deduction or withholding is required by applicable law. If any taxes or other amounts are required to be deducted or withheld by applicable law from the payment of any amounts made to the Payee under this Note, the Maker shall promptly pay an additional amount (“Additional Amount”) to the Payee as may be necessary so that after making all required tax deductions or withholdings (including deductions or withholdings applicable to Additional Amounts), the Payee receives an amount equal to the amount that it would have received had no such deductions or withholdings been required. The Maker shall pay the full amount of all taxes deducted or withheld under this Note to the relevant governmental authority on a timely basis all in accordance with applicable law.

7. Events of Default. The occurrence of any of the following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by the Maker to pay the principal amount and interest due pursuant to this Note on the Maturity Date or issue Warrants pursuant to Section 8 hereof, if so elected by the Payee;

(b) Voluntary Bankruptcy, Etc. The commencement by the Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of the Maker generally to pay its debts as such debts become due, or the taking of corporate action by the Maker in furtherance of any of the foregoing; or

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of the Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

8. Conversion

(a) Optional Conversion. At the option of the Payee, at any time on or prior to the Maturity Date, any amounts outstanding under this Note (or any portion thereof), up to $1,500,000 of Working Capital Loans, in the aggregate and subject to availability, may be converted into warrants to purchase Class A ordinary shares of the Maker at a conversion price (the “Conversion Price”), equal to $1.00 per warrant (“Warrants”). If the Payee elects such conversion, the terms of such Warrants issued in connection with such conversion shall be identical to the warrants issued to the Payee in the private placement that closed on December 17, 2021 (the “Private Placement Warrants”) in connection with the Maker’s initial public offering that closed on December 17, 2021 (the “IPO”), including that each Warrant shall entitle the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to the same adjustments applicable to the Private Placement Warrants; provided, however, that the Warrants and Class A ordinary shares issuable upon exercise of such Warrants shall not be subject to forfeiture in connection with the Business Combination. Before this Note may be converted under this Section 8(a), the Payee shall surrender this Note, duly endorsed, at the office of the Maker and shall state therein the amount of the unpaid principal of and interest accrued on this Note to be converted and the name or names in which the certificates for Warrants are to be issued (or the book-entries to be made to reflect ownership of such Warrants with the Maker’s transfer agent). The conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of this Note and the person or persons entitled to receive the Warrants upon such conversion shall be treated for all purposes as the record holder or holders of such Warrants as of such date. Each such newly issued Warrant shall include a restricted legend that contemplates the same restrictions as the Private Placement Warrants. The Warrants and Class A ordinary shares issuable upon exercise of the Warrants shall constitute “Registrable Securities” pursuant to that certain Registration Rights Agreement, dated December 14, 2021, among the Maker, Payee and certain other security holders named therein.

(b) Remaining Balance. The Outstanding Amount under this Note that is not then converted into Warrants, shall continue to remain outstanding and to be subject to the conditions of this Note.

(c) Conversion of Working Capital Loans on the Maturity Date. If the Outstanding Amount with respect to the Working Capital Loans (the “Working Capital Outstanding Amount”) has not been previously repaid or converted pursuant to Section 8(a), then, effective upon the Maturity Date, Payee may elect to (x) be paid the Working Capital Outstanding Amount in cash or (y) convert the Working Capital Outstanding Amount, up to $1,500,000 in the aggregate and subject to availability, into that number of Warrants equal to the Working Capital Outstanding Amount divided by the Conversion Price, rounded to the nearest whole number.

(d) Fractional Warrants; Effect of Conversion. No fractional Warrants shall be issued upon conversion of this Note. In lieu of any fractional Warrants to the Payee upon conversion of this Note, the Maker shall pay to the Payee an amount in cash equal to the product obtained by multiplying the Conversion Price by the fraction of a Warrant not issued pursuant to the previous sentence. Upon conversion of this Note in full and the payment of any amounts specified in this Section 8(e), this Note shall be cancelled and void without further action of the Maker or the Payee, and the Maker shall be forever released from all its obligations and liabilities under this Note.

9. Termination of Rights. All rights with respect to this Note shall terminate upon repayment or effective conversion of the Outstanding Amount as provided in Section 8 above.

10. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 7(a) hereof, the Payee may, by written notice to the Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 7(b) or 7(c), the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

11. Waivers. The Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to the Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and the Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

12. Unconditional Liability. The Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to the Maker or affecting the Maker’s liability hereunder.

13. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be: (a) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or electronic transmission to the address designated in writing; and (b) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

14. Construction. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

15. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

16. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the trust account established in which the proceeds of the IPO conducted by the Maker (including the deferred underwriters discounts and commissions) and certain proceeds of the sale of the Private Placement Warrants were deposited, as described in greater detail in the registration statement and prospectus filed with the U.S. Securities and Exchange Commission in connection with the IPO on December 17, 2021, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the trust account for any reason whatsoever.

17. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

18. Successors and Assigns. Subject to the restrictions on transfer in Sections 19 and 20 below, the rights and obligations of the Maker and the Payee hereunder shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of any party hereto (by operation of law or otherwise) with the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

19. Transfer of this Note or Securities Issuable on Conversion. With respect to any sale or other disposition of this Note or securities into which this Note may be converted, the Payee shall give written notice to the Maker prior thereto, describing briefly the manner thereof, together with (i) except for a Permitted Transfer, in which case the requirements in this clause (i) shall not apply, a written opinion reasonably satisfactory to the Maker in form and substance from counsel to the effect that such sale or other distribution may be effected without registration or qualification under any federal or state law then in effect and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to the Maker in form and substance agreeing to be bound by the restrictions on transfer contained herein. Upon receiving such written notice, reasonably satisfactory opinion, or other evidence, and such written acknowledgement, the Maker, as promptly as practicable, shall notify the Payee that the Payee may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the note delivered to the Maker; provided, further, however, that any equity securities or warrants received upon conversion of this Note may be transferred in accordance with the terms and conditions that would be permitted for the Private Placement Warrants under the Letter Agreement, dated December 14, 2021, among the Maker, Payee and the other parties thereto (the “Letter Agreement”). If a determination has been made pursuant to this Section 19 that the opinion of counsel for the Payee, or other evidence, or the written acknowledgment from the desired transferee, is not reasonably satisfactory to the Maker, the Maker shall so notify the Payee promptly after such determination has been made. Each Note thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Maker such legend is not required in order to ensure compliance with the Securities Act. The Maker may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration on the books maintained for such purpose by or on behalf of the Maker. Prior to presentation of this Note for registration of transfer, the Maker shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest accrued hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Maker shall not be affected by notice to the contrary. For purposes hereof “Permitted Transfer” shall have the same meaning as any transfer that would be permitted for the Private Placement Warrants under the Letter Agreement.

20. Acknowledgment. The Payee is acquiring this Note for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Payee understands that the acquisition of this Note involves substantial risk. The Payee has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in this Note, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment in this Note and protecting its own interests in connection with this investment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

BATTERY FUTURE ACQUISITION CORP.

By:	/s/ Greg Martyr
Name:	Greg Martyr
Title:	Chief Executive Officer

Acknowledged and agreed as of the date first above written.

PALA INVESTMENTS LIMITED

By:	/s/ Stephen Gill
Name:	Stephen Gill
Title:	Managing Director

[Signature Page to Convertible Promissory Note]

SCHEDULE A

Subject to the terms and conditions set forth in the Note to which this schedule is attached to, the principal balance due under the Note shall be set forth in the table below and shall be updated from time to time to reflect all advances and readvances outstanding under the Note.

Working Capital Loan

Date	Drawing	Description	Principal Balance
	$	Working Capital Loan	$

Sch. A-1